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                                                                  EXHIBIT 3.37



                          CERTIFICATE OF CORRECTION OF

                           CERTIFICATE OF FORMATION OF

                        TELEVICENTRO OF PUERTO RICO, LLC

      Televicentro of Puerto Rico, LLC, a limited liability company formed and existing under and by virtue of the Delaware Limited Liability Company Act ("DLLCA") and originally so-formed under the name LIN Television of Puerto Rico, LLC (the "Company"),

      DOES HEREBY CERTIFY:

      A. That as a result of a clerical error, the incorrect document was filed as the Certificate of Formation of the Company with the Secretary of State of the State of Delaware on August 26, 1999 (the "Original Certificate of Formation").

      B. That the Original Certificate of Formation requires correction as permitted by Section 18-211 of the DLLCA.

      C. That the entire Certificate of Formation of the Company, in corrected form, is attached hereto as Annex A.





      Executed, this 5th day of August, 2003.

                                         TELEVICENTRO OF PUERTO RICO, LLC


                                         By:    LIN Television of San Juan,
                                                Inc., its Managing Member

                                              By: /s/ Denise M. Parent
                                                  -----------------------
                                                  Denise M. Parent
                                                  Vice President
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                                                                         ANNEX A

                           CERTIFICATE OF FORMATION OF

                       LIN TELEVISION OF PUERTO RICO, LLC

      This Certificate of Formation of LIN Television of Puerto Rico, LLC, a limited liability company (the "Company"), has been duly executed and is being filed in accordance with Section 18-201 of the Delaware Limited Liability Company Act.

1. The name of the limited liability company is: LIN Television of Puerto Rico, LLC.

2. The address of the registered office of the Company in the State of Delaware is: c/o Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

3. The name and address of the agent for service of process required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are: The Corporation Trust Company, c/o Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.